UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 24, 2006
                          _____________________________

                             VISUALANT, INCORPORATED
                        ________________________________
                        (formerly Starberrys Corporation)
             (Exact name of Registrant as specified in its charter)

            Nevada                      0-25541                   91-1948357
________________________________________________________________________________
(State or jurisdiction of      (Commission File No.)           (IRS Employer
     incorporation)                                          Identification No.)

                           500 Union Street, Suite 406
                            Seattle, Washington 98101
                                 (206) 903-1351
               (Address of Registrant's principal executive office
                              and telephone number)
                   __________________________________________

Section 1 - Registrant's Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2006, the Company terminated its research and development contract with E-VISION TECHNOLOGIES INC. The Company intends to concentrate its resources towards its primary research and development relationship with RatLab LLC.

RatLab LLC is a research laboratory formed primarily by Dr. Thomas Furness, founder and former director of the Human Interface Technology Lab (HitLab) at the University of Washington, and one of the leading researchers in the world in the area of human interface technology. Dr. Furness also is the founder of the Virtual World Consortium, an organization of more than fifty leading technology companies and enterprises dedicated to sharing and advancing research in many scientific research areas important to the Company. The Company has been a member of the Virtual World Consortium since July 2005. RatLab LLC also employs other leading scientists and research associates in the areas of computer science, imaging technology, and light sensing technology, who will be part of the team conducting research on behalf of the Company.

Section 5 - Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2005, the Company also announced the termination of Ken Turpin as the Chief Science Officer of the Company.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Registrant: VISUALANT, INCORPORATED


                                    By: /s/ Jerry D. Goldberg
                                    ____________________________________________
                                    Jerry D. Goldberg
                                    Title: Chief Financial Officer and Secretary

Dated:  February 24, 2006.